UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2005

APPLIED DIGITAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

MISSOURI	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200

DELRAY BEACH, FLORIDA 33445

(Address of principal executive offices)

561-805-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2005, Applied Digital Solutions, Inc. (the “Company”) issued a press release announcing that it closed a $12 million non-convertible debt financing transaction with Satellite Senior Income Fund, LLC (the “Lender”) pursuant to the terms of a Note Purchase Agreement (the “Agreement”) dated December 28, 2005, between the Company and the Lender.

Under the terms of the Agreement, the Lender will extend financing to the Company in the form of a $12 million senior secured note (the “Note”).  The Note is payable in cash and has a term of 18 months.  The Note accrues at 12% per annum for the first nine months and then increases by 1% per month thereafter until its maturity date on June 28, 2007.  The Note contains certain mandatory redemption events, which include, among other things, non-payment of principal and interest, violation of covenants, and certain other expressly enumerated events. Upon the occurrence of a Mandatory Redemption Event (as defined in the Note), the Lender is entitled to, among other things, accelerate all obligations of the Company. In the event the Lender accelerates the obligations of the Company, the amount due will include all accrued interest plus 104% of the then outstanding principal amount of the loans being accelerated.

In order to secure the Company’s obligations under the Agreement, the Company has granted the Lender a first priority security interest in substantially all of the Company’s assets, and the Company has pledged all of the issued and outstanding capital stock owned by the Company in VeriChip Corporation, InfoTech USA, Inc. and certain other wholly-owned subsidiaries of the Company and a portion of the issued and outstanding stock owned by the Company in Digital Angel Corporation.

The Agreement contains various customary representations and warranties of the Company as well as customary affirmative and negative covenants.

The Company intends to use the proceeds from the loan primarily to repay approximately $5.35 million of existing (possibly convertible) debt to Satellite Strategic Finance Associates, LLC (“SSFA”) and Satellite Strategic Finance Partners, Ltd. (“SSFP”), both affiliates of the Lender, and for working capital purposes.  In connection with the financing, the Company also agreed to reduce the exercise price of 200,000 warrants previously issued to SSFA and SSFP in June 2005 from $4.09 to $3.75 in consideration for the forgiveness and waiver by SSFA and SSFP of an aggregate of $37,004 of accrued interest on the existing debt.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation

See disclosure provided in Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Note Purchase Agreement by and between Applied Digital Solutions, Inc. and Satellite Senior Income Fund, LLC, dated December 28, 2005

10.2	Senior Secured Note by and between Applied Digital Solutions, Inc. and Satellite Senior Income Fund, LLC, dated December 29, 2005

10.3	Security Agreement by and between Applied Digital Solutions, Inc. and Satellite Investment Management, L.P., as collateral agent for Satellite Senior Income Fund, LLC, dated December 28, 2005

10.4	Pledge Agreement by and between Applied Digital Solutions, Inc. and Satellite Investment Management, L.P., as collateral agent for Satellite Senior Income Fund, LLC, dated December 28, 2005

10.5

Interest Waiver and Warrant Reset Agreement by and between Applied Digital Solutions, Inc., Satellite Strategic Finance Partners, Ltd. and Satellite Strategic Finance Associates, LLC, dated December 29, 2005

99.1	Press Release dated December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.

Date: December 30, 2005	/s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Note Purchase Agreement by and between Applied Digital Solutions, Inc. and Satellite Senior Income Fund, LLC, dated December 28, 2005

Exhibit 10.2	Senior Secured Note by and between Applied Digital Solutions, Inc. and Satellite Senior Income Fund, LLC, dated December 29, 2005

Exhibit 10.3	Security Agreement by and between Applied Digital Solutions, Inc. and Satellite Investment Management, L.P., as collateral agent for Satellite Senior Income Fund, LLC, dated December 28, 2005

Exhibit 10.4	Pledge Agreement by and between Applied Digital Solutions, Inc. and Satellite Investment Management, L.P., as collateral agent for Satellite Senior Income Fund, LLC, dated December 28, 2005

Exhibit 10.5

Interest Waiver and Warrant Reset Agreement by and between Applied Digital Solutions, Inc., Satellite Strategic Finance Partners, Ltd. and Satellite Strategic Finance Associates, LLC, dated December 29, 2005

Exhibit 99.1	Press Release dated December 30, 2005